UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2007

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 26, 2007, the Company’s Board of Directors elected John G. Stumpf as the Company’s Chief Executive Officer to succeed Richard M. Kovacevich. Mr. Kovacevich will continue as Chairman, and Mr. Stumpf will retain his title as President of the Company. Mr. Stumpf, 53, has been with the Company for 25 years, most recently serving as President and Chief Operating Officer from August 2005 to June 2007, Group Executive Vice President, Community Banking, from July 2002 to August 2005 and as Group Executive Vice President, Western Banking, from May 2000 to June 2002.

In connection with his election, the Human Resources Committee of the Company’s Board increased Mr. Stumpf’s annual base salary from $700,000 to $800,000 and, pursuant to the Company’s Long-Term Incentive Compensation Plan (the “Plan”) and the form of Non-Qualified Stock Option Agreement filed as Exhibit 10 to this report and incorporated herein by this reference (the “NQSO Agreement”), granted Mr. Stumpf a stock option to purchase 400,000 shares of the Company’s common stock. The exercise price of the stock option is $35.06 per share, the closing price of the Company’s common stock on June 26, 2007.

During 2007 Mr. Stumpf and some of his immediate family members and affiliated entities had loans, other extensions of credit and/or banking or financial services transactions (such as deposit, trust, transfer agent, or similar services) in the ordinary course of business with the Company’s banking and other lending subsidiaries. All of these transactions were on substantially the same terms, including interest rates, collateral and repayment and other terms, as those available at the time for similar transactions with unrelated parties, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Effective June 26, 2007, the Company’s Board also elected Carrie L. Tolstedt as a Senior Executive Vice President of the Company. Ms. Tolstedt has been a Group Executive Vice President of the Company since 2001, serving as the head of Regional Banking from 2002 to 2006 and as the head of Community Banking since 2006. In connection with her election, the Human Resources Committee, pursuant to the Plan and the form of NQSO Agreement, granted Ms. Tolstedt a stock option to purchase 56,040 shares of the Company’s common stock. The exercise price of the stock option is $35.06 per share, the closing price of the Company’s common stock on June 26, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10	Form of Non-Qualified Stock Option Agreement, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2007	WELLS FARGO & COMPANY

	By:	/s/ James M. Strother
James M. Strother
Executive Vice President and General Counsel